Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: December 27, 2021

/s/ Thomas F. Shannon
THOMAS F. SHANNON

COBALT RECREATION LLC

By:	/s/ Thomas F. Shannon
	Name:	Thomas F. Shannon
	Title:	Managing Member

THE COBALT GROUP LLC

By:	/s/ Thomas F. Shannon
	Name:	Thomas F. Shannon
	Title:	Managing Member